Exhibit 99.2

CHASE CORPORATION

Long Term Incentive Plan

Award Design and Grant Process

Fiscal Year Ending August 31, 2019

Key Provisions

1.

There are three reward vehicles:  1) Performance-based restricted stock, 2) Time-vested restricted stock and 3) Stock options.  At least two will be used each year.  For the Chief Executive Officer and Chief Accounting Officer, Fiscal Year 2019 performance shares will be 50%, time-vested restricted stock will be 25% and stock options will be 25%. For the Chief Financial Officer, Fiscal Year 2019 performance shares will be 67%, and time-vested restricted stock will be 33%.

2.

Time-vested restricted stock is fixed and not subject to performance measures and will vest at the end of the third fiscal year after the grant date (August 31, 2021), subject to grant date, pricing, and termination provisions listed below.

3.	Stock options will be fixed based on a Black-Scholes calculation, and will vest in three equal annual allotments beginning on August 31, 2019 and be exercisable for 10 years.

4.

Performance shares, designed to challenge and, when warranted, award senior leadership’s management of both the balance sheet and income statement, will be in the form of restricted stock subject to performance and other criteria as follows.

•	Performance measure 1:
o

Target is earnings per share (EPS) based on Fiscal Year 2019’s budget determined by dividing net income by the number of diluted shares outstanding at August 31, 2018 (end of most recent fiscal year). Actual is net income for the measurement period divided by the same number of diluted shares used in the Target.

o	Performance measurement period: September 1, 2018 through August 31, 2019
o	Vesting: 2 years after performance measurement period (August 31, 2021)
o	Grant date: first day of measurement period
o	Stock price for award: closing price for last trading day prior to grant date
o	Threshold: the point at which an award is earned (80% of the target). Between threshold and target the award increases on a linear basis.
o	Stretch area: performance in excess of target awarded at a higher rate (200% for 120% achievement of target) with a cap of 200%. Between target and cap award increases on a linear basis.
o	Weighted value in award opportunity: 80%

Example:

•	Individual opportunity is $50,000 at target; performance share opportunity (50%) is $25,000 at target; 80% of LTIP value relates to performance measure 1 (or $20,000).
•	Stock price (8/31/2018) is $100.00
•	Threshold is 80% of target

Performance	Payout % of Target	Vesting Shares	Reward Value
Threshold 80% of target	50%	100	$10,000
Target	100%	200	$20,000
Stretch at 120% of target	200%	400	$40,000

Plan metrics:  standard performance measures are 80% threshold, 100% target and 120% maximum.

•	Performance measure 2:
o

Target is trailing three-year average Return on Invested Capital (“ROIC”) calculated using Fiscal Year 2019’s budgeted results and the prior two years’ (Fiscal years 2018 and 2017) actual results. Actual ROIC for the measurement period will be calculated using actual results for the three years ending August 31, 2019.

o	Performance measurement period: September 1, 2016 through August 31, 2019
o	Vesting: 2 years after performance measurement period (August 31, 2021)
o	Grant date: September 1, 2018, the first day of fiscal year 2019
o	Stock price for award: closing price for last trading day prior to grant date
o	Threshold: the point at which an award is earned (80% of the target). Between threshold and target the award increases on a linear basis.
o	Stretch area: performance in excess of target awarded at a higher rate (200% for 120% achievement of target) with a cap of 200%. Between target and cap award increases on a linear basis.
o	ROIC defined as Earnings before Interest and Tax, divided by the sum of equity and debt less cash on hand (ROIC = EBIT / (Equity + Debt - Cash)).
o	Weighted value in award opportunity: 20%

Example:

•	Individual opportunity is $50,000 at target; performance share opportunity (50%) is $25,000 at target; 20% of LTIP value relates to performance measure 2 (or $5,000).
•	Stock price (8/31/2018) is $100.00
•	Threshold is 80% of target

Performance	Payout % of Target	Vesting Shares	Reward Value
Threshold 80% of target	50%	25	$2,500
Target	100%	50	$5,000
Stretch at 120% of target	200%	100	$10,000

Plan metrics:  standard performance measures are 80% threshold, 100% target and 120% maximum

5.	Termination provisions:

Termination Event	Year	Payment in Shares
Retirement	Pro-rated	Paid as scheduled
Voluntary	All shares forfeit	No payment
Without cause	Pro-rated	Paid as scheduled
With cause	All shares forfeit	No payment
Upon change of control	Acceleration at target	Paid at change of control
Death or disability	Pro-rated	Paid as scheduled

6.	Eligibility: key executives and others

Participant	Target % of Base Salary
Adam P. Chase	100%
Kenneth J. Feroldi	60%
Christian J. Talma	30%

Award opportunities are set annually, and the plan is subject to the approval of the Compensation and Management Development (“C&MD”) Committee and may be modified from time to time.

FY 2019 SCHEDULE

•	Q4 FY18 Board approves continuance of plan and sets grant date
•	Q4 FY18 Goals and awards proposed by management for FY19
•	Q4 FY18 C&MD Committee reviews and approves FY19 plan
•	Q1 FY19 Management presents FY18 plan achievement
•	Q1 FY19 C&MD Committee approves FY18 results
•	Q1 FY20 Management presents FY19 plan achievement
•	Q1 FY20 C&MD Committee approves FY19 results
•	Q4 FY21 Vested FY19 shares are released to participant